Exhibit 99.1

news release

Ovintiv Announces Results of Annual Meeting

DENVER, April 30, 2020 – Ovintiv Inc. (NYSE, TSX: OVV) announced today that the following matters, as further described in the Company’s Proxy Statement dated March 6, 2020 (the “Proxy Statement”), were voted upon at its 2020 Annual Meeting of Stockholders held on April 29, 2020.

Advisory Vote to Approve Compensation of Named Executive Officers

The results of the non-binding advisory vote for the compensation of the Company’s named executive officers were as follows:

Votes For	Percent	Votes Against	Percent
154,683,397	88.95%	19,205,324	11.04%

Election of Directors

Each nominee listed in the Proxy Statement was elected as a Director of the Company. The results of the vote by ballot were as follows:

Name of Nominee	Votes For	Percent	Votes Against	Percent
Peter A. Dea	161,015,193	92.61%	12,834,387	7.38%
Fred J. Fowler	164,732,258	94.75%	9,112,701	5.24%
Howard J. Mayson	164,797,869	94.83%	8,967,989	5.16%
Lee A. McIntire	161,017,505	92.66%	12,742,562	7.33%
Margaret A. McKenzie	164,649,853	94.75%	9,115,476	5.24%
Steven W. Nance	166,275,351	95.63%	7,594,318	4.36%
Suzanne P. Nimocks	160,811,938	92.54%	12,958,340	7.45%
Thomas G. Ricks	156,443,194	89.97%	17,425,160	10.02%
Brian G. Shaw	166,318,885	95.71%	7,439,582	4.28%
Douglas J. Suttles	162,861,416	93.61%	11,111,079	6.38%
Bruce G. Waterman	165,689,347	95.35%	8,070,350	4.64%
Clayton H. Woitas	162,653,756	93.60%	11,118,266	6.39%

Ratify PricewaterhouseCoopers LLP as Independent Auditors

The results for the ratification of PricewaterhouseCoopers LLP, Chartered Accountants, as the Company’s independent auditors were as follows:

Votes For	Percent	Votes Against	Percent
186,054,339	96.71%	6,318,911	3.28%

Stockholder Proposal

The results for the stockholder proposal, as disclosed in the Proxy Statement, were as follows:

Votes For	Percent	Votes Against	Percent
97,670,799	56.41%	75,468,353	43.58%

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (281) 210-5253

SOURCE: Ovintiv Inc.

Ovintiv Inc.	2